                                                                   EXHIBIT 10.21


                                                                  EXECUTION COPY

                       MORTGAGE LOAN PROCESSING AGREEMENT

        THIS AGREEMENT (the "Agreement") is made as of the 1st day of June, 1998 by and between E-LOAN, INC. ("PROCESSOR"), a California corporation having an office 540 University Avenue, Palo Alto, CA 94301, and NET.B@NK ("LENDER"), a Federal savings bank having an office located at 950 North Point Parkway, Suite 350, Alpharetta, Georgia 30005.

                                    RECITALS

        PROCESSOR operates a program that is characterized by borrower convenience features such as direct on-line Internet access, a 24-hour toll-free interest rate hotline, toll-free telephone access, speed of commitment, and nationwide availability. PROCESSOR will establish a loan processing service bureau (the "Loan Processing Program") to allow LENDER to offer residential mortgage products in certain states through its Internet and telemarketing call center facilities operated by LENDER under the trade name "E-Loan" ("E-Loan Internet Origination Center") pursuant to a separate License, Staffing, Purchase and Sale Agreement between the parties, dated as of even date herewith (the "License Agreement").

        In consideration of the above recitals, the terms and covenants of this Agreement, and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    AGREEMENT

1.      Loan Processing Program.

1.1 Duties of PROCESSOR. PROCESSOR will perform the following loan processing and underwriting services on behalf of LENDER in connection with all loans originated through LENDER's E-Loan Internet Origination Center with respect to certain states as identified in the attached Appendix A (as may be modified from time to time by mutual written consent of the parties hereto). Said Appendix A, including any such modifications, is incorporated as part of this Agreement.

1.1.1 PROCESSOR will provide information on loan products and interest rate pricing information to LENDER, to be updated each business day.

1.1.2 PROCESSOR will provide support and counseling services to assist with the completion of loan applications and will receive loan applications transmitted by LENDER or LENDER's customers by electronic mail or other means. PROCESSOR will handle all aspects of loan processing and underwriting, including verification of borrower information, loan approval, closing, shipping and post-closing. PROCESSOR will underwrite the loans in conformity with underwriting standards adopted by the LENDER.

        All loans made under the Loan Processing Program will be closed in the name of the LENDER and be funded by LENDER. PROCESSOR will issue instructions to LENDER for funding and will supervise the closing of loans.

1.1.3 PROCESSOR will make all disclosures required by federal or state law to loan applicants, including disclosures required by the Real Estate Settlement Procedures Act, Truth in Lending Act, and Equal Credit Opportunity Act. PROCESSOR warrants that it will issue all disclosures within the applicable legal time period.

1.1.4 Pursuant to the License Agreement, the PROCESSOR shall purchase, on a non-recourse basis, all loans closed and funded by LENDER under the Loan Processing Program.

1.1.5 PROCESSOR will assist LENDER in compiling information required by federal or state regulatory agencies, including information required by LENDER for compliance with the Home Mortgage Disclosure Act and Community Reinvestment Act.

1.1.6 PROCESSOR will provide LENDER with status reports of the Loan Processing Program upon demand of LENDER, which reports will include information on Program usage and comments by users.

1.1.7 PROCESSOR will respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding loans from LENDER's customers or on request by LENDER and shall cooperate and assist in promptly answering same.

1.1.8 PROCESSOR shall promptly provide copies to LENDER of all written correspondence related to the Loan Processing Program or any loan originated thereunder which could reasonably lead to a claim or demand against LENDER and/or its affiliates by any third party or any liability of LENDER and/or its affiliates to a third party.

1.1.9 At its sole discretion, PROCESSOR shall use commercially reasonable efforts to market the Loan Processing Program and shall, at a minimum, cooperate with and reasonably assist LENDER by supplying material, advice and information for LENDER's marketing and promotional activities which relate to the Loan Processing Program.

1.1.10 PROCESSOR hereby represents and warrants to LENDER, and covenants in favor of LENDER, that all loans originated on LENDER's behalf pursuant to this Agreement and the License Agreement will be underwritten, processed, originated, and closed (i) in conformity with all conditions and requirements necessary for sale of such loans in the secondary market for single-family residential mortgage loans and (ii) in compliance with all applicable federal, state and local laws, rules and regulations, including, without limitation, the Real Estate Settlement Procedures Act, Truth in Lending Act, Flood Disaster Protection Act, Equal Credit Opportunity Act, applicable usury limitations, and applicable lending laws (all conditions, requirements, laws, rules and regulations referenced in clauses (i) and (ii) of this Section 1.1.10 being herein collectively referred to as the "Applicable Requirements"). PROCESSOR further represents and warrants to LENDER, and covenants in favor of LENDER, that PROCESSOR (and its agents and employees performing work pursuant to this Agreement and the License Agreement) have such familiarity and experience with the Applicable Requirements as is necessary to ensure the accuracy of the foregoing representation and warranty under this Section 1.1.10 and the fulfillment of the foregoing covenant under this Section 1.1.10.

1.1.11  LOAN FUNDINGS
        No later than 4:00 p.m. (prevailing Atlanta, Georgia time) on the business day immediately preceding the business day on which funding for any Loan will be due from LENDER in accordance with Section 1.2.7 hereof, PROCESSOR shall deliver to LENDER true, correct and complete copies of (1) a nationally recognized title insurance company's insured closing letter covering the applicable closing attorney with respect to such Loan, (2) the pertinent borrower's loan application and transmittal summary, (3) the PROCESSOR's "Net Check Letter to Escrow Agent" (including, without limitation, itemization of settlement fees) with respect to such Loan, which Net Check Letter shall specify the net amount to be funded by LENDER for closing of such Loan (the "Net Funding Amount"), and (4) wiring instructions. Within three (3) business days after closing of each Loan pursuant to this Agreement and the License Agreement, PROCESSOR shall cause delivery to LENDER of (i) the fully executed original promissory note evidencing such Loan (LENDER agrees to notify PROCESSOR of receipt of such note) and (ii) true, correct and complete copies of the security instrument (i.e., mortgage, deed of trust, or deed to secure debt) securing such Loan and of the closing settlement statement for such Loan. Each Loan funded by LENDER pursuant to this Agreement shall be the sole and exclusive property of LENDER until such Loan is duly sold by LENDER. So long as any such Loan is the property of LENDER: (a) all documents evidencing, securing, or otherwise relating to such Loan shall likewise be the sole and exclusive property of LENDER and shall specify LENDER as sole holder of such Loan; and (b) any such documents remaining in the possession of PROCESSOR or its closing attorney or other agent shall be deemed to be held by PROCESSOR as custodian for LENDER, with PROCESSOR hereby being charged with all reasonable due care in safeguarding such documents on behalf of LENDER and hereby being authorized to take only those actions (with respect to such documents) which LENDER hereafter authorizes in writing. LENDER shall not, without PROCESSOR's prior consent, incorporate any fees into any Loan transaction except as contemplated by this Agreement, the License Agreement, and the terms and conditions of such Loan.

1.2     Duties of LENDER.
        LENDER will use the Loan Processing Program as its exclusive mortgage lending program for loans originated by it through its E-Loan Internet Origination Center with respect to those states identified in Appendix
        A. In connection with the Loan Processing Program, LENDER will perform the following functions:

1.2.1 LENDER will originate and deliver to PROCESSOR applications for mortgage loans in accordance with all applicable mortgage loan specifications and guidelines agreed upon by LENDER and PROCESSOR.

1.2.2 LENDER will transmit to PROCESSOR, by electronic mail or other means, any mortgage loan application received from its customers by LENDER through the E-Loan Internet Origination Center with respect to the states identified in Appendix A. The complete application packages must be transmitted to PROCESSOR for processing within 24 hours of receipt.

1.2.3 Underwriting standards utilized by LENDER will be in conformity with applicable law and with guidelines of secondary market investors, including the Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and the Government National Mortgage Association, and/or the guidelines of private investors, as applicable.

1.2.4 LENDER will retain ultimate responsibility for underwriting decisions and will review and approve or deny each loan, including PROCESSOR's recommended credit and underwriting decisions for each loan. LENDER shall have the opportunity to provide a "second review" of all denied or incomplete loan application files.

1.2.5 LENDER will be named as the payee on all loans and all disclosures will be given to borrowers in the name of the LENDER.

1.2.6 LENDER will fund all loans originated through the Loan Processing Program, using its own funds or funds obtained through a warehouse line of credit, which funds shall be disbursed by LENDER to PROCESSOR or its agent in accordance with funding instructions from PROCESSOR for the loan closing.

1.2.7 LENDER agrees to sell to PROCESSOR all loans made by LENDER under the Loan Processing Program under terms and conditions set forth in the License Agreement. Such loans will be sold on a non-recourse basis.

1.3     Exclusive Agreement.
        During the term of this Agreement, PROCESSOR will have the exclusive right to perform the duties outlined above as part of the Loan Processing Program and LENDER will not enter into any agreement with third parties for similar services (whether in the aggregate or singly) with respect to the operation of the E-Loan Internet Origination Center. PROCESSOR retains the right to offer residential mortgage loans to any customer who applies to PROCESSOR through another of the PROCESSOR's mortgage loan programs or through a loan offer made to the public by PROCESSOR. PROCESSOR also retains the right to offer similar Loan Processing Programs to other lenders.

1.3.1 LENDER retains the right to offer residential mortgage loans to any customer who applies to LENDER through another of the LENDER's mortgage loan programs or through a loan offer made to the public by LENDER.

2.      Compensation.

2.1 For its efforts, PROCESSOR will be paid by LENDER all loan related fees paid to LENDER by borrowers (other than fees passed-through to third parties), including without limitation, any and all fees charged to borrowers and designated as underwriting fees, processing fees, document preparation fees, lock-in fees, commitment fees, and other types of closing-related fees. Payment will be made in the form of PROCESSOR's retention of such fees in respect of all loans sold to PROCESSOR by LENDER under the License Agreement.

2.2 It is the intent of the parties that all compensation received by PROCESSOR shall not exceed the reasonable value of the services rendered within the meaning of the Real Estate Settlement Procedures Act, 12 U.S.C. Section 2601 et seq. as amended from time to time and the regulations which are promulgated thereunder.

3.      Term.

3.1 Except as otherwise provided herein, the term of this Agreement shall expire one (1) year from the date of this Agreement.

3.2 At its option exercisable by giving written notice to LENDER at least sixty (60) days prior to the first anniversary of the date of this Agreement, PROCESSOR may renew this Agreement for one (1) additional term of (1) year if PROCESSOR shall have satisfied all monetary obligations owed by PROCESSOR to LENDER and its parent, subsidiaries, and affiliates under this Agreement and any other contract between the parties as of the date of such notice and as of the date of commencement of the renewal term.

3.3 At its option exercisable by giving written notice to PROCESSOR at least sixty (60) days prior to the first anniversary of the date of this Agreement, LENDER may renew this Agreement for one (1) additional term of (1) year if LENDER shall have satisfied all monetary obligations owed by LENDER to PROCESSOR and its parent, subsidiaries, and affiliates under this Agreement and any other contract between the parties as of the date of such notice and as of the date of commencement of the renewal term.

3.4 This Agreement may be terminated with or without cause by PROCESSOR or LENDER upon sixty (60) days' written notice to the other party.

3.5 In the event this Agreement is terminated by either party, PROCESSOR will continue to process, underwrite and close any complete loan application that has been received from LENDER (as of the date of notification of termination) under the same terms and conditions of this Agreement. In addition, LENDER shall continue to be obligated under the same terms and conditions of this Agreement to fund all such loans and pay for the services provided by PROCESSOR.

4.      Legal Fees.

        In the event action is taken by either party to enforce the provisions of this Agreement, whether suit is brought or not, the prevailing party shall be entitled to reasonable attorney's fees and costs from the nonprevailing party.

5.      Indemnity.

5.1 Each party hereby indemnifies and agrees to hold harmless the other party against liabilities, damages, costs, charges, legal fees, judgments, expenses (including attorneys' fees) or any other losses (collectively, the "Liabilities") incurred as a result of a third party's use of LENDER's E-Loan Internet Origination Center to the extent such Liabilities result from any negligent acts or omissions, bad faith, or willful misconduct of the indemnifying party or its employees, agents or affiliates.

5.2 PROCESSOR will indemnify and hold LENDER harmless against, and will at its own expense defend, any action brought against LENDER to the extent such action is based upon a breach of this Agreement by PROCESSOR; provided that PROCESSOR is promptly notified in writing by LENDER of any such action; and provided, further, that PROCESSOR shall have the exclusive right to control such defense. In no event shall LENDER settle any such claim, lawsuit or proceeding without PROCESSOR's prior written approval.

5.3 LENDER will indemnify and hold PROCESSOR harmless against, and will at its own expense defend, any action brought against PROCESSOR to the extent such action is based upon a breach of this Agreement by LENDER; provided that LENDER is promptly notified in writing by PROCESSOR of any such action; and provided, further that LENDER shall have the exclusive right to control such defense. In no event shall PROCESSOR settle such claim, lawsuit or proceeding without LENDER's prior written approval.

6.      Liability.

        UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS) ARISING FROM THE USE OR INABILITY TO USE THE E-LOAN INTERNET ORIGINATION CENTER AND THE LOAN PROCESSING PROGRAM OR ARISING FROM THE USE OF ANY LINKED UP INTERNET SITE (EVEN IF THAT PARTY HAS BEEN ADVISED OF, OR HAS FORESEEN THE POSSIBILITY OF, SUCH DAMAGES).

7.      Miscellaneous.

7.1 PROCESSOR represents that it is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and that it has all corporate power necessary to make and perform its obligations under this Agreement.

7.2 LENDER represents that it is a federal savings bank duly chartered, validly existing, and in good standing under the laws of the United States and that it has all corporate power necessary to make and perform this Agreement.

7.3 LENDER represents and warrants that it has not entered into any other agreement, whether written or oral, or engaged in any course of conduct, that is currently binding or continuing that would prohibit it from entering into this Agreement.

7.4 Each party agrees that it will not use the trademarks, service marks, logo, name or any other proprietary descriptions of the other party or the other party's parent or affiliate(s), whether registered or unregistered, without the other party's prior written consent.

7.5 Each party agrees to notify the other as soon as practicable of any formal request by a governmental agency to examine records pertaining to the other party or its customers, if the party being subjected to such examination is permitted to so notify the other party. Each party agrees that the other party is authorized to fully cooperate with any such examination, and that such cooperation will not constitute a breach of this Agreement, including, without limitation, a breach of the confidentiality provisions in paragraph 7.15.

7.6 Nothing in this Agreement or the License Agreement will be deemed to constitute a partnership, joint venture, employment, affiliated business arrangement, or agency relationship between the parties.

7.7 This Agreement may not be assigned, in whole or in part, by any party hereto without the prior written consent of the other party, except to:
        (1) a parent company or wholly owned subsidiary of the assigning party,
        (2) a person or entity that purchases in excess of fifty percent (50%) of either party's voting stock, or (3) any entity which purchases substantially all assets of the assigning party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.8 All notices required to be given hereunder shall be made by regular mail, facsimile or express courier to the addresses as set forth at the beginning of this Agreement.

7.9 This Agreement constitutes the entire agreement of the parties and supersedes all prior understandings, whether written or oral, between the parties thereto. This Agreement will not be modified except by written instrument executed by PROCESSOR and LENDER. Any approvals required by either party by the terms of this Agreement shall not be unreasonably withheld. Notwithstanding the above, in the event either party expressly waives a default or breach of the other party, this waiver will not be considered a waiver of a later default or breach of the same or any other provision of the Agreement. If either party fails to object or take affirmative action with respect to any conduct of the other party which is in violation of the terms of this Agreement, this failure shall not be construed as a waiver of such understanding or representations, between the parties hereto, whether oral or written.

7.10 This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

7.11 Neither party shall be liable to the other party for any loss or damage due to delays or failure to perform resulting from an event of "Force Majeure," including without limitation: an act of God; accident; war; fire; lockout; strike or labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order or act of civil or military authority; acts or omissions of the other party; defaults of subcontractors or suppliers; the inability of carriers to make scheduled deliveries; or any other event beyond the reasonable control of such party. Notwithstanding the foregoing, such Force Majeure shall not excuse either party from making payments when due.

7.12 The invalidity, in whole or in part, of any term of this Agreement does not affect the validity of the remainder of the Agreement.

7.13 This Agreement will be interpreted and construed in accordance with, and will be governed by, the laws of the State of Georgia. The parties hereto irrevocably submit themselves to the jurisdiction of the courts of the State of Georgia. Any suit or action arising out of this Agreement may be brought in the court of competent jurisdiction in the County of Fulton, State of Georgia. Service of process may be made, in addition to any other method permitted by law, by certified mail, return receipt requested, sent to the applicable address set forth herein.

7.14 The parties acknowledge and agree that the Loan Processing Program is not intended to permit the access or transmission of LENDER's customer names, screen names, addresses or any information concerning LENDER's customers ("Customer Information"), other than that required to be accessed or transmitted in connection with a Mortgage Loan application.

7.15 The parties agree to maintain the terms and conditions of this Agreement confidential during the term of this Agreement. In addition, each party acknowledges that in performing under this Agreement it may gain access to confidential information belonging to the other party and its customers, including but not limited to business, financial and technological information (collectively, "Confidential Information"), which Confidential Information constitutes and shall constitute valuable assets and trade secrets. Accordingly, when a party (the "Receiving Party") receives Confidential Information from another party (the "Owning Party"), the Receiving Party shall, both during the term of this Agreement and following the termination thereof, (i) keep secret and retain in strict confidence any Confidential Information received from the Owning Party, (ii) not disclose to any third party any Confidential Information received from the Owning Party for any reason whatsoever,
        (iii) not disclose any Confidential Information received from the Owning Party to the Receiving Party's employees, except on a need-to-know basis, and (iv) not make use of any Confidential Information received from the Owning Party for its own purposes or for the benefit of any third party except as authorized by this Agreement. Notwithstanding the foregoing, the parties' duty regarding Confidential Information shall not apply when disclosure is made pursuant to (i) any state or federal law or regulation, or (ii) the order of any state or federal court or agency, provided the party disclosing such Confidential Information provides prior written notice, wherever practicable, to the other party.



                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first set forth above.

                                    E-LOAN, INC.

                                    By: /s/ Douglas Galen
                                       -------------------------------------
                                    Name: Doug Galen
                                         -----------------------------------
                                    Title: VP
                                          ----------------------------------
                                                   [CORPORATE SEAL]


                                    NET.B@NK

                                    By: /s/ illegible
                                       -------------------------------------
                                    Name: Illegible
                                         -----------------------------------
                                    Title: President
                                          ----------------------------------
                                                   [BANK SEAL]

                                   APPENDIX A
                            List of Applicable States